UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

July 8, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2005, certain subsidiaries of Mattel, Inc. (“Mattel”) entered into a letter agreement with Societe Generale Bank Nederland N.V. dated July 1, 2005 and executed on July 6, 2005 (the “Amendment”) amending certain provisions of the Master Agreement (as defined below) relating to a European trade receivables facility.

As previously disclosed, Mattel International Holdings B.V., a company incorporated in the Netherlands, Mattel France S.A.S., a company incorporated in France, and Mattel GmbH, a company incorporated in Germany, each of which is a subsidiary of Mattel, entered into a Master Agreement for the Transfer of Receivables dated 30th November, 2001, as subsequently amended (the “Master Agreement”), establishing a Euro 150 million European trade receivables facility, pursuant to which Mattel France S.A.S. and Mattel GmbH may sell trade receivables to a bank, Societe Generale Bank Nederland N.V. Each sale of accounts receivable is recorded on Mattel’s consolidated balance sheet at the time of such sale. Under the European trade receivables facility, the outstanding amount of receivables sold may not exceed Euro 60 million from February 1 through July 31 of each year and may not exceed Euro 150 million at all other times.

The Amendment revises the definition of “Excess Concentration” in the Master Agreement by adding certain additional calculations with regard to receivables, and it also revises Clause 15.15(a) of the Master Agreement by adding a provision that is specific to the time period from March 1 through May 31 of each year. These revisions are not expected to have a material adverse effect on Mattel’s financial condition and results of operations.

Societe Generale, an affiliate of Societe Generale Bank Nederland N.V., currently participates as a lender under Mattel’s Third Amended and Restated Credit Agreement dated as of March 23, 2005 (the “domestic unsecured committed revolving credit facility”) and participates in and is the co-documentation agent of Mattel’s $300.0 million domestic receivables sales facility that is a sub-facility of Mattel’s domestic unsecured committed revolving credit facility. Additionally, Mattel and its subsidiaries have various banking arrangements with Societe Generale and its affiliates in the ordinary course of business.

The above description of the Amendment is qualified in its entirety by reference to Exhibit 99.0 filed herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

Exhibit No.		Exhibit Description
99.0	*	Amendment to Master Agreement for the Transfer of Receivables dated July 1, 2005 among Societe Generale Bank Nederland N.V., Mattel International Holdings B.V., Mattel France S.A.S. and Mattel GmbH

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: July 8, 2005

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